As Filed with the Securities and Exchange Commission on November 6, 1996
                                          Registration No. 33-________


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       __________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                       __________________

                         AMPLICON, INC.
     (Exact name of Registrant as specified in its charter)
            California                         95-3162444
         (State or other                        (I.R.S.
         jurisdiction of                        Employer
         incorporation or                    Identification
          organization)                           No.)
                       __________________

                5 Hutton Centre Drive, Suite 500
                   Santa Ana, California 92707
   (Address of Principal Executive Offices including Zip Code)

               THE 1995 EQUITY PARTICIPATION PLAN
                        OF AMPLICON, INC.
                    (Full title of the plan)
                       __________________

     GLEN T. TSUMA                              Copy to:
    Chief Operating                       ALAN W. PETTIS, ESQ.
       Officer,                             LATHAM & WATKINS
Secretary and Director                   650 Town Center Drive,
    AMPLICON, INC.                           Twentieth Floor
5 Hutton Centre Drive,                   Costa Mesa, California
       Suite 500                                  92626
 Santa Ana, California                       (714) 540-1235
         92707
    (714) 751-7551
      (Name and address, including zip code, and telephone
       number, including area code, of agent for service)
                       __________________


                CALCULATION OF REGISTRATION FEE
                             Proposed     Proposed
    Title of       Amount     Maximum      Maximum    Amount of
Securities to be   to be     Offering     Aggregate  Registration
   Registered     Registered Price Per    Offering       Fee
                             Share (1)    Price (1)
Common Stock      500,000     $21.00     $10,500,000    $3,182

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the last sale price of the Common Stock in the over-the-counter market, as reported on the Nasdaq National Market, on October 31, 1996.



 Proposed sale to take place as soon after the effective date of the Registration
 Statement as options granted under the 1995 Plan are exercised.

                            Total Pages 8
                        Exhibit Index on Page 6

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed by Amplicon, Inc. (the "Company") with the Commission.

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed by the Company with the Commission.

          (c) The description of the Common Stock contained in the Form S-1 Registration Statement (File No. 33-09094) dated September 28, 1986, including any subsequently filed amendments and reports updating such description.

     In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages
to  the  fullest  extent permissible under California  law.   The
General Corporation Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good
faith   on   the   part  of  the  director  or  officer   seeking
indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) acts or omissions that show a reckless disregard for the director's or
officer's   duty   to   the  Company  or  its   shareholders   in
circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the
Law.   In  addition the Company may not indemnify  directors  and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

     The Bylaws of the Company provide that protection for directors and officers must be provided to the fullest extent permitted by the Law. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law.

     The Company has purchased insurance policies which pay, on behalf of any of its directors or officers, any loss arising out of any claim or claims made against him or her by reason of any wrongful act taken, omitted or attempted by him or her, in his or her capacity as such, including, among other things, any misleading statement or omission or any other matter claimed against him or her solely by reason of being a director or officer.

Item 7.   Exemption From Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Index to Exhibits on page 6.

Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1)   To  file,  during any period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement:

               (i)  to include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 1st day of November, 1996.

                                AMPLICON, INC.,
                                a California corporation


                                By:     Glen T. Tsuma/s/
                                        Glen T. Tsuma
                                Chief Operating Officer, Secretary
                                        and Director

                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Patrick E. Paddon, Glen T. Tsuma and S. Leslie Jewett, as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                       Date

Patrick E. Paddon/s/  Chief Executive Officer,    October 30, 1996
Patrick E. Paddon     President and Director

Glen T. Tsuma/s/      Chief Operating Officer,    October 30, 1996
Glen T. Tsuma         Secretary and Director

S. Leslie Jewett/s/   Chief Financial Officer     October 30, 1996
S. Leslie Jewett      (principal financial and
                      accounting officer)

Michael H. Lowry/s/   Director                    October 31, 1996
Michael H. Lowry

Harris Ravine/s/      Director                    October 31, 1996
Harris Ravine

                        INDEX TO EXHIBITS

EXHIBIT                                                      PAGE


 4.1    The 1995 Equity Participation Plan of Amplicon,     N/A
        Inc. Incorporated by reference to Appendix 1 to the Company's Proxy Statement for the Annual
        Meeting of Shareholders on November 10, 1995.


 4.3    Articles of Incorporation, as amended.              N/A
        Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-
        1 (File No. 33-09094) dated September 28, 1986 and to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1988.

 4.4    By-Laws, as amended.  Incorporated herein by        N/A
        reference to Exhibit 3.3 to the Company's
        Registration Statement on Form S-1 (File No. 33-
        09094) dated September 28, 1986 and to Exhibit
        3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1988.

 5.1    Opinion of Neil G. Kenduck                           7

 23.1   Consent of  Neil G. Kenduck (included in Exhibit    N/A
        5.1).

 23.2   Consent of Arthur Andersen.                          8

  24    Power of Attorney (included on the signature page   N/A
        to this Registration Statement).

November 1, 1996



Amplicon, Inc.
5 Hutton Centre Drive, Suite 500
Santa Ana, California 92707

Re:  Registration Statement on Form S-8

Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") of Amplicon, Inc., a California corporation (the "Company"), to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares (the "Shares") of the Company's Common Stock, par value 0.01 per share, issuable pursuant to The 1995 Equity Participation Plan of Amplicon, Inc.

     I have examined the proceedings taken or proposed to be taken in connection with the authorization, issuance and sale of the Shares. It is my opinion that the Shares, when issued and sold by the Company in the manner provided for in the Registration Statement, will be legally issued, fully paid and
non-assessable.   I consent to the use of this opinion  as  an
exhibit to the Registration Statement.

                         Respectfully submitted,



                         Neil G. Kenduck/s/
                         General Counsel

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 7, 1996 included in Amplicon, Inc.'s Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.



                                      ARTHUR ANDERSEN LLP /S/
                                      ARTHUR ANDERSEN LLP

Orange County, California
November 4, 1996